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                                                                    EXHIBIT 16.2

May 8, 2000

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

    We have read and agree with the comments (insofar as such comments pertain to us), under the caption "Changes in Independent Certified Public Accountants" included in this Form S-1 of Beacon Education Management, Inc.

Yours truly,
Carlin, Charron & Rosen LLP

Worcester, Massachusetts
May 8, 2000